UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018

APPLE HOSPITALITY REIT, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-37389	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Apple Hospitality REIT, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Items 5.02 and 9.01 of Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2018, the Board of Directors (the “Board”) of the Company increased the size of the Board from seven directors to eight directors and appointed Blythe McGarvie to serve as a member of the Board until the 2018 annual meeting of shareholders (the “2018 Annual Meeting”), each effective immediately.

Ms. McGarvie, 61, was a member of the faculty of Harvard Business School teaching in the accounting and management department from July 2012 to June 2014. Ms. McGarvie served as Chief Executive Officer and Founder of Leadership for International Finance, LLC, an advisory firm offering consulting services and providing leadership seminars, from 2003 to 2012, where she offered strategic reviews and leadership seminars for improved decision-making for corporate and academic groups. From 1999 to 2002, Ms. McGarvie was the Executive Vice President and Chief Financial Officer of BIC Group, a publicly traded consumer goods company with operations in 36 countries. Prior to that, Ms. McGarvie served as Senior Vice President and Chief Financial Officer of Hannaford Bros. Co., a Fortune 500 retailer. Ms. McGarvie currently serves on the board of directors of LKQ Corporation (“LKQ”), Sonoco Products Company (“Sonoco”) and Wawa, Inc., and previously served on the board of directors of Accenture plc, Viacom Inc., Pepsi Bottling Group, Inc., The Travelers Companies, Inc. and Lafarge North America. She serves as chair of the LKQ audit committee and a member of its governance/nominating committee and on the audit and financial policy committees for Sonoco.  Ms. McGarvie is a Certified Public Accountant and holds a Bachelor of Arts degree in Economics from Northwestern University, Evanston, Illinois and a Master of Business Administration from Northwestern University’s J.L. Kellogg Graduate School of Management. Ms. McGarvie also holds an Executive Masters Professional Director Certification from the American College of Corporate Directors.

As a current member of the Board, Ms. McGarvie will be entitled to certain compensation that all of the Company's independent directors receive, including a $165,000 annual retainer (which will be prorated for Ms. McGarvie’s service in 2018), with $65,000 paid in cash and $100,000 paid in vested stock grants under the Company’s 2014 Omnibus Incentive Plan, paid in quarterly installments.  The above-described compensation arrangement reflects changes to the independent director compensation arrangement approved by the Board at its meeting on February 15, 2018, which changes included an increase in the annual retainer from $140,000 to $165,000 as described above (including the above-described split between vested shares and cash), the elimination of all per meeting fees, an increase (from $7,000 to $15,000) in the additional annual retainer fee for the Audit Committee chair, an increase (from $5,000 to $10,000) in the additional annual retainer fee for the chairs of the Compensation and Nominating and Corporate Governance Committees, and an additional annual retainer fee of $10,000 for the Lead Independent Director.

Ms. McGarvie is expected to be appointed to one or more committees of the Board in May 2018, subject to her re-election to the Board at the 2018 Annual Meeting.

A copy of the press release issued by the Company on February 22, 2018, is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated February 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality REIT, Inc.

By:	/s/ Justin G. Knight
Justin G. Knight President and Chief Executive Officer

February 22, 2018